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                                                                 EXHIBIT 23.1(D)

PRIVATE & CONFIDENTIAL
The Directors
TMP Worldwide Inc
1633 Broadway
New York NY 10019


21 September, 1998


Dear Sir


We consent to the inclusion of our report dated 4 February 1997, with respect to the consolidated balance sheets of Austin Knight Limited as of 31 December 1995 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the two year period ended 31 December 1996, which report is incorporated by reference in Amendment 1 to the Registration Statement on Form S-3 of TMP Worldwide Inc. dated 21 September 1998.


Yours sincerely

KPMG